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                                                                ATTORNEYS AT LAW
                                                                      Suite 2800
                                                           1100 Peachtree Street
                                                     Atlanta, Georgia 30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555
                                                      Web site: www.kilstock.com

July 2, 1999                                        E-MAIL: LFOWLER@KILSTOCK.COM
                                                       DIRECT DIAL: 404.815.6653



Avado Brands, Inc.
Hancock at Washington
Madison, GA 30650-1304

Gentlemen:

         We have acted as counsel to Avado Brands, Inc., a Georgia corporation (the "Company"), in connection with the offer by the Company to exchange (the "Exchange Offer") its 11 3/4% Senior Subordinated Notes due 2009 (the "Exchange Notes"), for all outstanding 11 3/4% Senior Subordinated Notes due 2009 (the "Outstanding Notes"). This letter will confirm that we have advised the Company with respect to certain United States federal income tax consequences of the Exchange Offer, as described in the discussion set forth under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus included in the Registration Statement on Form S-4 (the "Registration Statement"), filed on this date with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Unless otherwise defined, capitalized terms used herein shall have the respective meanings ascribed to them in the Registration Statement.

         We have based our opinions set forth in this letter on the provisions of the Internal Revenue Code of 1986, as presently amended (the "Code"), existing Treasury regulations thereunder (the "Regulations"), published rulings and practices of the Internal Revenue Service (the "Service") and court decisions. It should be noted that the federal income tax consequences discussed in this letter might be modified by legislative, judicial or administrative action at any time, and such action might be applied retroactively or otherwise in a manner that might alter such tax consequences.

         Based on the assumptions and subject to the qualifications and limitations set forth therein, (i) we adopt the discussion set forth under the caption "Certain United States Federal Income Tax Considerations" in the Registration Statement as our opinion with respect to the material United States federal income tax consequences of the Exchange Offer, and (ii) in our opinion such discussion accurately describes the material United States federal income tax


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Avado Brands, Inc.
July 2, 1999
Page 2


consequences of the acquisition, ownership and disposition of the Exchange Notes. Such discussion is limited to the material United States federal income tax consequences, and it does not purport to discuss all possible federal income tax consequences or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of the Exchange Notes.

         Except as stated above, we express no opinion with respect to any other matter. We are furnishing this opinion to you solely in connection with the Exchange Offer, and this opinion is not to be relied upon, circulated, quoted, or otherwise referred to for any other purpose.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the use of our name in the Registration Statement and to the reference to us and this opinion letter in the Registration Statement. By giving such consent, we do not thereby admit that we are "experts" with respect to this letter, as that term is used in the Act, or the rules and regulations of the SEC thereunder.

                                            KILPATRICK STOCKTON LLP



                                            By:  /s/ Lynn Fowler
                                                 --------------------------
                                                 Lynn E. Fowler, A Partner

LEF/pbo